EXHIBIT (10)G

Base Salaries for Named Executive Officers

On December 22, 2005, the Independent Directors set the 2006 annual base salaries for the named executive officers of FNB Corporation, effective January 1, 2006.

On July 27, 2006, in connection with Mr. Feldmann’s appointment as the Corporation’s Chief Operating Officer and based on the recommendation of the Board’s Compensation Committee, the Corporation’s Board approved a new base salary for Mr. Feldmann, effective July 1, 2006.

An updated comparison of 2006 and 2005 base salaries for named executive officers follows.

Name	Title	Base Salary
		2005	2006

William P. Heath, Jr.	President and Chief Executive Officer	$248,000	$273,000
Gregory W. Feldmann	Chief Operating Officer, Market President (Roanoke Valley), and Director of Wealth Management	$130,500	$170,000
Daniel A. Becker	Executive Vice President and Chief Financial Officer	$122,720	$151,720
Duane E. Mink	Executive Vice President and General Counsel	$135,000	$140,400
D. W. Shilling	Market President (Central Virginia)	$130,000	$135,200